EXHIBIT 99.2

On July 9, 2015, Ashford Hospitality Prime, Inc. ("Ashford Prime" or the "Company") completed the acquisition of the Bardessono Inn & Spa in Napa Valley, California. The fair value of the net assets acquired at the time of the acquisition was approximately $83 million. The Company has not finalized the purchase price allocation related to the assets acquired. The unaudited pro forma financial information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition and related transactions occurred on the date indicated or what may result in the future.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2015
(in thousands, except share amounts)

	Ashford Prime Consolidated Historical (A)	Yountville Investors, LLC(B)	Adjustments(C)		Ashford Prime Consolidated Pro Forma
Assets
Cash and cash equivalents	$180,467	$4,029	$(83,000)	(C)(i)	$101,645
			149	(C)(ii)
Investment in hotel properties, net	978,678	39,561	62,184	(C)(i)	1,080,423
Restricted cash	29,372	—	—		29,372
Accounts receivable, net of allowance	13,184	247	—		13,431
Inventories	682	187	—		869
Note receivable	8,098	—	—		8,098
Deferred costs, net	4,508	—	—		4,508
Prepaid expenses	3,149	172	—		3,321
Investment in unconsolidated entity	50,472	—	—		50,472
Derivative assets	3	—	—		3
Other assets	6,712	1,169	(237)	(C)(iii)	7,644
Intangible asset, net	2,498	—	20,816	(C)(i)	23,314
Due from related party, net	649	—	—		649
Due from third-party hotel managers	8,077	—	—		8,077
Total assets	$1,286,549	$45,365	$(88)		$1,331,826
Liabilities and Equity
Liabilities:
Indebtedness	$762,358	$66,751	(66,751)	(C)(iv)	$762,358
Accounts payable and accrued expenses	30,685	10,606	(5,415)	(C)(v)	35,876
Dividends payable	3,021	—	—		3,021
Unfavorable management contract liabilities	237	—	—		237
Due to Ashford Trust OP, net	1,343	—	—		1,343
Due to Ashford Inc.	2,404	—	—		2,404
Due to third-party hotel managers	1,142	—	—		1,142
Intangible liability, net	3,710	—	—		3,710
Deferred rent	—	3,215	(3,215)	(C)(vi)	—
Other liabilities	1,091	525	—		1,616
Total liabilities	$805,991	$81,097	$(75,381)		$811,707
5.50% Series A cumulative convertible preferred stock, $.01 par value, 2,600,000 shares issued and outstanding at June 30, 2015	62,823	—			62,823
Redeemable noncontrolling interests in operating partnership	126,600	—	—		126,600
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,593,433 shares issued, 24,257,456 shares outstanding at June 30, 2015	256	—			256
Additional paid-in capital	393,921	(35,732)			433,482
			149	(C)(ii)
			(237)	(C)(iii)
			66,751	(C)(iv)
			5,415	(C)(v)
			3,215	(C)(vi)
Accumulated deficit	(75,506)	—	—		(75,506)
Treasury stock, at cost (1,335,977 shares at June 30, 2015)	(23,053)	—	—		(23,053)
Total stockholders’ equity of the Company	295,618	(35,732)	75,293		335,179
Noncontrolling interest in consolidated entities	(4,483)	—	—		(4,483)
Total equity	291,135	(35,732)	75,293		330,696
Total liabilities and equity	$1,286,549	$45,365	$(88)		$1,331,826

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)
Represents the historical consolidated balance sheet of Ashford Prime as of June 30, 2015, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed on August 10, 2015.

(B)	Represents the historical balance sheet of Yountville Investors, LLC as of June 30, 2015, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(C)
Represents adjustments for Ashford Prime’s equity offering and purchase of the Bardessono Inn & Spa as of June 30, 2015, which include; (i) the cash consideration to be paid for the acquisition of the Bardessono Inn & Spa, net of $2 million of key money from Ashford Inc.; (ii) cash consideration received for the negative net working capital assumed from the acquisition of the Bardessono Inn & Spa; (iii) the removal of deferred costs that would not have any fair value assigned upon acquisition; (iv) the elimination of indebtedness not assumed from the acquisition of the Bardessono Inn & Spa; (v) the elimination of accrued interest not assumed from the acquisition of the Bardessono Inn & Spa; and (vi) the removal of deferred rent that would not have any fair value assigned upon acquisition of the Bardessono Inn & Spa.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2015
(in thousands, except share and per share amounts)

	Ashford Prime Consolidated Historical (A)	Yountville Investors, LLC(B)	Adjustments (C)		Ashford Prime Consolidated Pro Forma
Revenue
Rooms	$122,284	$5,607	$—		$127,891
Food and beverage	42,022	1,954	—		43,976
Other	6,243	830	—		7,073
Total hotel revenue	170,549	8,391	—		178,940
Other	77	—	—		77
Total revenue	170,626	8,391	—		179,017
Expenses
Hotel operating expenses:
Rooms	27,091	1,346	—		28,437
Food and beverage	26,608	1,795	—		28,403
Other expenses	43,897	2,998	116	(C)(ii)	47,011
Management fees	6,855	258	(6)	(C)(i)	7,107
Total hotel operating expenses	104,451	6,397	110		110,958
Property taxes, insurance and other	9,196	407	—		9,603
Depreciation and amortization	21,076	1,030	113	(C)(ii)	22,219
Advisory services fee	6,262	—	—		6,262
Corporate general and administrative	2,308	—	—		2,308
Total operating expenses	143,293	7,834	223		151,350
Operating income (loss)	27,333	557	(223)		27,667
Equity in loss of unconsolidated entity	(820)	—	—		(820)
Interest income	9	—	—		9
Other income	1,292	—	—		1,292
Other expense	—	(698)	698	(C)(iv)	—
Interest expense and amortization of premiums and loan costs	(18,712)	(2,675)	2,675	(C)(v)	(18,712)
Write-off of loan costs and exit fees	(54)	—	—		(54)
Unrealized loss on derivatives	(40)	—	—		(40)
Income (loss) before income taxes	9,008	(2,816)	3,150		9,342
Income tax expense	(309)	—	—	(C)(vi)	(309)
Net income (loss)	8,699	(2,816)	3,150		9,033
Loss from consolidated entities attributable to noncontrolling interests	22	—	—		22
Net income attributable to redeemable noncontrolling interests in operating partnership	(2,203)	—	(138)	(C)(vii)	(2,341)
Net income (loss) attributable to the Company	6,518	(2,816)	3,012		6,714
Preferred dividends	(198)	—	—		(198)
Net income (loss) available to common stockholders	$6,320	$(2,816)	$3,012		$6,516
Income per share – basic:
Income attributable to common stockholders	$0.26				$0.27
Weighted average common shares outstanding—basic	24,043				24,043
Income per share – diluted:
Income attributable to common stockholders	$0.26				$0.27
Weighted average common shares outstanding—diluted	32,519		(8,476)	(C)(viii)	24,043
Dividends declared per common share	$0.15				$0.15
Amounts attributable to common stockholders:
Net income (loss) attributable to the Company	$6,518	$(2,816)	$3,012		$6,714
Preferred dividends	(198)	—	—		(198)
Net income (loss) attributable to common stockholders	$6,320	$(2,816)	$3,012		$6,516

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A)
Represents the historical consolidated statement of operations of Ashford Prime for the six months ended June 30, 2015, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed on August 10, 2015.

(B)
Represents the historical consolidated statement of operations of Yountville Investors, LLC for the the six months ended June 30, 2015, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(C)
Represents adjustments for Ashford Prime’s purchase of the Bardessono Inn & Spa for the six months ended June 30, 2015; which include; (i) a contractual adjustment to management fees for the difference between the historical management fee the seller was obligated to pay and the management fee Ashford Prime contracted to pay; (ii) additional depreciation expense based on Ashford Prime's new cost basis in the acquired hotel; (iii) additional lease expense based on the estimated fair value of the ground lease; (iv) elimination of nonrecurring transaction costs incurred by the seller associated with the sale of the hotel; (v) the elimination of interest expense associated with indebtedness not assumed; (vi) no further adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed with the Bardessono Inn & Spa for the six months ended June 30, 2015; (vii) adjustment to (income) loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Bardessono Inn & Spa based on ownership interests of 25.85% for the six months ended June 30, 2015; and (viii) the effect of the conversion of 8.5 million partnership units are excluded from the pro forma diluted EPS calculation as the impact would be anti-dilutive.

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